AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2004
                                                    REGISTRATION NO. 333 -
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)

       DELAWARE                                         36-4135495
    (State or other                                  (I.R.S. Employer
    jurisdiction of                               Identification Number)
   incorporation or
     organization)
                         1100 COMMSCOPE PLACE, S.E.
                                P.O. BOX 339
                          HICKORY, NORTH CAROLINA
                                   28602
                (Address of registrant's principal executive
                        offices, including zip code)

                    AMENDED AND RESTATED COMMSCOPE, INC.
                       1997 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                          FRANK B. WYATT II, ESQ.
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                  1100 COMMSCOPE PLACE, S.E., P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602
                               (828) 324-2200
         (Name, address, and telephone number of agent for service)


                    -----------------------------------

                      CALCULATION OF REGISTRATION FEE

=======================================================================
                                    PROPOSED    PROPOSED
  TITLE OF SECURITIES      AMOUNT    MAXIMUM     MAXIMUM   AMOUNT OF
    TO BE REGISTERED       TO BE    OFFERING    AGGREGATE REGISTRATION
                         REGISTERED PRICE PER   OFFERING      FEE
                            (1)       SHARE       PRICE
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Common Stock, par value  1,500,000 $17.15 (2)  $25,725,000 $3,259.36
$.01  per share (the      shares                  (2)
"Common Stock")

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=======================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on June 14, 2004, a date within five business days prior to the date on which this registration statement is being filed.

                              EXPLANATORY NOTE

     This Registration Statement is filed pursuant to Instruction E to Form S-8 to register 1,500,000 additional shares of Common Stock issuable under the Amended and Restated 1997 Long-Term Incentive Plan of CommScope, Inc. (the "Registrant").

                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENTS BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-33555), the Registrant's Registration Statement on Form S-8 (File No. 333-54017), the Registrant's Registration Statement on Form S-8 (File No. 333-39072), the Registrant's Registration Statement on Form S-8 (File No. 333-90186) and any post-effective amendments thereto.

         OTHER INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and By-Laws of the Registrant provide that directors and officers of the Registrant shall not, to the fullest extent permitted by the DGCL, be liable to the Registrant or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. The Certificate of Incorporation and By-Laws of the Registrant also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of the directors and officers of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware or other applicable state law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

     The Registrant maintains directors' and officers' liability insurance, under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which directors and officers are parties by reason of being or have been directors or officers of the Registrant, as the case may be.

ITEM 8. EXHIBITS

EXHIBIT NO.          DESCRIPTION OF EXHIBIT
----------           ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.3 Rights Agreement, dated as of June 12, 1997, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997 (File No. 001-12929)).

4.4 Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between the Registrant and ChaseMellon Shareholder Services LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 14, 1999 (File No. 001-12929)).

4.5 Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between the Registrant and Mellon Investor Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 19, 2001 (File No. 001-12929)).

4.6 Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated May 7, 2004) (incorporated by reference to Appendix B to Registrant's Proxy Statement filed on March 24, 2004 (File No.
               001-12929)).

5.1*           Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)

23.2*          Consent of Deloitte & Touche LLP

23.3*          Consent of PricewaterhouseCoopers LLP

23.4*          Consent of PricewaterhouseCoopers LLP

24.1           Powers of Attorney (included on the signature pages)


----------------------

*  Filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on June 21, 2004.



                               COMMSCOPE, INC.


                               By: /s/ Frank M. Drendel
                                  ----------------------
                                 Frank M. Drendel,
                                 Chairman and Chief
                                 Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank M. Drendel, Jearld L. Leonhardt and Frank B. Wyatt, II, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   SIGNATURE                             TITLE                          DATE
   ---------                             -----                          ----

/s/ Frank M. Drendel       Chairman and Chief Executive Officer    June 21, 2004
-----------------------      (Principal Executive Officer)
Frank M. Drendel

/s/ Jearld L. Leonhardt    Executive Vice President and Chief      June 21, 2004
-----------------------            Financial Officer
Jearld L. Leonhardt          (Principal Executive Officer)

/s/ William R. Gooden      Senior Vice President and Controller    June 21, 2004
-----------------------       (Principal Accounting Officer)
William R. Gooden

/s/ Duncan M. Faircloth                 Director                   June 21, 2004
-----------------------
Duncan M. Faircloth

/s/ Boyd L. George                      Director                   June 21, 2004
-----------------------
Boyd L. George

/s/ George N. Hutton, Jr.               Director                   June 21, 2004
-------------------------
George N. Hutton, Jr.

/s/ June E. Travis                      Director                   June 21, 2004
-----------------------
June E. Travis

/s/ James N. Whitson                    Director                   June 21, 2004
-----------------------
James N. Whitson

                               INDEX TO EXHIBITS

EXHIBIT NO.          DESCRIPTION OF EXHIBIT
----------           ----------------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929)).

4.3 Rights Agreement, dated as of June 12, 1997, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997 (File No. 001-12929)).

4.4 Amendment No. 1 to Rights Agreement, dated as of June 14, 1999, between the Registrant and ChaseMellon Shareholder Services LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 14, 1999 (File No. 001-12929)).

4.5 Amendment No. 2 to Rights Agreement, dated as of November 15, 2001 between the Registrant and Mellon Investor Services, LLC (incorporated herein by reference from the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 19, 2001 (File No. 001-12929)).

4.6 Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (as amended and restated May 7, 2004) (incorporated by reference to Appendix B to Registrant's Proxy Statement filed on March 24, 2004 (File No.
               001-12929)).

5.1*           Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1 Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)

23.2*          Consent of Deloitte & Touche LLP

23.3*          Consent of PricewaterhouseCoopers LLP

23.4*          Consent of PricewaterhouseCoopers LLP

24.1           Powers of Attorney (included on the signature pages)


----------------------

*  Filed herewith